Exhibit 99.1

AssureTec Systems, Inc.
[Graphic Omitted]

AssureTec Systems, Inc.
200 Perimeter Road
Manchester, NH 03103-3326

FOR IMMEDIATE RELEASE

   ASSURETEC SYSTEMS AWARDED NEW PATENT ENABLING RAPID FULLY AUTOMATED
IDENTITY VERIFICATION WITHOUT COMPROMISING PRIVACY

NEW PATENT CLAIMS ENCOMPASS APPARATUS AND METHODS FOR AUTOMATICALLY COLLECTING AND COMPARING INFORMATION, INCLUDING BIOMETRICS, TO VALIDATE IDENTITY

Manchester, N.H., February 22, 2006 – AssureTec Systems, Inc., a leader in identity verification solutions, announced today that it has been awarded a milestone U.S. patent for its two-phase identity verification method. Phase one involves automatic validation of a person’s identity based upon extracting and authenticating information (data, biometrics, security features, etc.) from all types of Identification Documents (ID) which they may present. These documents might include drivers’ licenses, passports, visas, and military and national ID cards. Typically, this takes less than five seconds. Phase two of the method is a privacy-protected approach for automatically validating all extracted information. The extracted information is validated against the document bearer and against any/all external data sources that either have a “need to know” or have an ability to confirm the accuracy of the information. These external sources confirm the accuracy of extracted information, but do not share any of their stored personal information with the “point of presence” where the identity is being verified. Thereby, only information provided by the individual, and relevant to the verification of their identity by an inspector, is viewable.

The new AssureTec patent (U.S. Patent and Trademark Office – Number 7,003,669 – “Document and Bearer Verification System”) covers the use of apparatus and methods which automate the process of information collection, including biometrics, from all sources (bearer, documents, and/or databases) and the automatic comparison of the information from potential sources to determine consistency, while maintaining rules-based privacy protection. The measure of inconsistencies is then used to assess the risk that the bearer is not who they claim to be or that some characteristic(s) of the individual (i.e., age) is not consistent with the access privileges or services being requested.

“The essence of this patent is to use automation to build solutions based upon the concept that is at the heart of both protecting privacy and maintaining security—‘Need to Know’,” said Bruce Reeves, President and CEO of AssureTec Systems. “Solutions built upon these innovations will allow for verifying the identity of a bearer and validating the authenticity of any presented documents without necessarily disclosing stored data to any persons. This approach resolves the privacy dilemma facing the government with programs such as Personal Identity Verification (PIV), the Real ID Act, and the Registered Traveller program and their announced commitment to adhere to the National Privacy Act.”

ASSURETEC SYSTEMS AWARDED NEW PATENT	Page 2

AssureTec’s newest patent complements the Company’s previously granted patent, U.S. Patent No. 6,785,405—“Apparatus and Method for Document Reading and Authenticating” awarded in August 2004, which covers the methods used for reading and automatically identifying and authenticating read identity documents. Together with additional pending patent applications, the Company’s Intellectual Property portfolio continues to highlight the depth of innovative talent and expertise in identity document authentication within the Company.

About AssureTec Systems

AssureTec develops innovative technologies which enable a broadening array of critical ID risk-based security applications. Built upon AssureTec’s patented worldwide documetrics knowledgebase, AssureID™ can assess the authenticity of virtually any ID document in circulation, with or without machine-readable content such as magnetic stripes, bar codes or smart chips, allowing deployment of automated risk-based identity management solutions immediately without first requiring new enrollment. Since the system assesses the authenticity of a document without operator intervention, typically in less than five seconds, it can be used by operators with little-to-no document forensic training, significantly reducing training and operating costs and customer inconvenience. Applications include commercial identity fraud detection (i.e., banking, retail, gaming), secure enrollment (i.e., driver license, passports), secure access control (i.e., border management, nuclear/chemical/high-value facilities), and age-restricted access/sale (i.e., bars/night clubs, controlled-substance sales). The company is based in Manchester, N.H. For more information, visit: www.assuretec.com.

Press Contact:

     AssureTec Systems Inc.
     Gary Olin
     603-641-8443 ext 2
     gary.olin@assuretec.com

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Safe Harbor Statement

This press release may contain forward-looking statements, as defined in the Securities Reform Act of 1995. Actual events or results may differ from AssureTec Systems’ expectations on a negative or positive basis and are subject to a number of known and unknown risks and uncertainties including, but not limited to, competition with larger companies, development of and demand for a new technology, risks associated with a startup company, risks associated with international transactions, general economic conditions, availability of funds for capital expenditure by customers, availability of timely financing, cash flow, timely delivery by suppliers or AssureTec Systems, and ability to manage growth. Other risk factors attributable to AssureTec Systems’ business segment may affect the actual results achieved by AssureTec Systems.